                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                     Bingham Financial Services Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                     BINGHAM FINANCIAL SERVICES CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 19, 2001

     The annual meeting of shareholders of Bingham Financial Services Corporation, a Michigan corporation, will be held at 2:00 p.m., local time, on December 19, 2001, at the Birmingham Community House, 380 South Bates Street, Birmingham, Michigan 48009, for the following purposes:

          1. To elect two nominees to our board of directors to serve until the annual meeting of shareholders to be held in 2004 or until their successors shall have been duly elected and qualified.

          2. To ratify the appointment of Plante & Moran, LLP, as our independent auditors for the 2001 fiscal year.

          3. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

     Our board of directors is not aware of any other business to come before the annual meeting.

     Only holders of record of shares of Bingham common stock at the close of business on November 15, 2001 are entitled to notice of the annual meeting and to vote at the annual meeting or at any and all adjournments or postponements thereof. A list of Bingham shareholders entitled to vote at the annual meeting will be available to and subject to inspection by any shareholder during the meeting.
                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Gary A. Shiffman
                                            Chairman of the Board and
                                            Secretary
Birmingham, Michigan
December 7, 2001

     WHETHER OR NOT YOU PLAN TO ATTEND THE BINGHAM ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THIS DOCUMENT AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE BINGHAM ANNUAL MEETING.

                     BINGHAM FINANCIAL SERVICES CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 19, 2001

                           PROXIES AND SOLICITATIONS

     This proxy statement is furnished to shareholders of Bingham Financial Services Corporation in connection with the solicitation of proxies by Bingham's board of directors to be used at the annual meeting of shareholders and at any adjournments.

     The executive offices of Bingham are located at 260 East Brown Street, Suite 200, Birmingham, Michigan 48009. The approximate date of mailing of this proxy statement and the enclosed proxy materials to Bingham's shareholders is December 7, 2001.

     All shares of Bingham common stock represented by properly executed proxies in the enclosed form that we receive in time for the annual meeting and that have not been revoked will be voted in accordance with the instructions indicated in the proxies. IF YOU SUBMIT A PROXY WITHOUT DIRECTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS. In addition, the persons designated in the proxy will have discretion to vote your shares upon any procedural matter relating to the annual meeting, including the right to vote for any adjournment or postponement thereof proposed by the Bingham board of directors, including a postponement and adjournment to solicit additional proxies.

     To submit a written proxy by mail, you should complete, sign, date and mail the proxy card provided with this document in accordance with the instructions set forth on such card.

     Your vote is confidential. The tabulator and inspectors of election are not employees of Bingham, nor are they affiliated with Bingham in any way. However, Bingham may be advised of whether you have voted. Also, your vote may be disclosed to Bingham if a contested proxy solicitation occurs or if a disclosure is required by law.

     Any person who submits a proxy may revoke it any time before it is voted:

     - by giving written notice of revocation to Bingham, addressed to our Corporate Secretary, 260 East Brown Street, Suite 200, Birmingham, Michigan 48009;

     - by submitting a later-dated proxy with voting instructions by mail, if the proxy is received before the annual meeting; or

     - by VOTING in person at the annual meeting; a proxy is not revoked by simply ATTENDING the Bingham annual meeting.

     Shareholders who have instructed a broker to vote their shares must follow directions received from their broker to change or revoke their proxy.

     In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of Bingham. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Bingham's common stock held of record by those persons, and Bingham may reimburse those persons for reasonable out-of-pocket expenses incurred in forwarding material. Bingham anticipates that fees and expenses for these parties will not exceed $1,000. Bingham will bear the costs of all proxy solicitation.

                           TIME AND PLACE OF MEETING

     The Annual Meeting will be held at the Birmingham Community House, 380 South Bates Street, Birmingham, Michigan 48009, on December 19, 2001, at 2:00 p.m., local time.

                               VOTING RIGHTS AND
                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     Only shareholders of record at the close of business on November 15, 2001 are entitled to notice of and to vote at the annual meeting or at any adjournments. As of that date, Bingham had 2,542,988 shares of common stock issued, outstanding and entitled to vote held by 75 holders of record. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the annual meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

     Directors will be elected by a plurality of the votes cast at the annual meeting, meaning the two nominees receiving the most votes will be elected directors. Broker non-votes (i.e., proxies from brokers or nominees indicating that those persons have not received instructions from the beneficial owners or other persons as to certain proposals on which the beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without instructions), abstentions and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

     Information concerning principal holders of Bingham's common stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."

                           INCORPORATION BY REFERENCE

     To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by Bingham under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this proxy statement entitled "Report of the Compensation Committee on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                 ANNUAL REPORT

     Shareholders are concurrently being furnished with a copy of the Company's 2000 Annual Report on Form 10-K for the year ended December 31, 2000, as amended, which contains our audited financial statements as of December 31, 2000. In addition, copies of our Annual Report on Form 10-K for the year ended December 31, 2000, as amended, as filed with the Securities and Exchange Commission (the "SEC"), will be sent to any shareholder, without charge, upon written request to our Corporate Secretary, 260 East Brown, Suite 200, Birmingham, Michigan 48009.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     Two directors will be elected at the Bingham annual meeting to serve for three-year terms beginning at the annual meeting and expiring at the 2004 annual shareholders meeting. It is proposed that these positions be filled by persons nominated to the board of directors by management. Each director will be elected by the affirmative vote of a plurality of the votes cast at the annual meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by Bingham's transfer agent. The inspector of elections appointed at the annual meeting will then combine the proxy votes with the votes cast at the annual meeting.

     If either of the nominees are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in their best judgment. Management has no present knowledge that either of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the two nominees named in this document or their substitutes.

     BINGHAM'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW. Proxies solicited by the board will be voted "for" the nominees unless instructions to withhold or to the contrary are given.

     The following table identifies each incumbent director and nominee for election to the board at the annual meeting. Each director has served continuously from the date of his election to the present time.

                NAME                                         OFFICE
                ----                                         ------
Mark A. Gordon*......................    Director
Brian M. Hermelin*...................    Director
Ronald A. Klein......................    Director, President and Chief Executive Officer
Robert H. Orley......................    Director
Gary A. Shiffman.....................    Chairman of the Board and Secretary
Arthur A. Weiss......................    Director

-------------------------

* Nominee for election at the annual meeting.

     MARK A. GORDON, 56, has been a director of Bingham since February 1999. He is currently a member of Bingham's Audit Committee. Mr. Gordon has been with The Budd Company, an automotive parts manufacturer, since 1976 and currently holds the position of Assistant General Counsel. Previously, he was President of Budd Financial Corporation, a financial services affiliate of The Budd Company. Mr. Gordon is a certified public accountant and an attorney. Before his employment with The Budd Company, Mr. Gordon was a tax specialist with the public accounting firms KPMG Peat Marwick and Coopers & Lybrand.

     BRIAN M. HERMELIN, 36, has been a director of Bingham since October 1997. He is a member of Bingham's Audit Committee and Compensation Committee. Since 1997, Mr. Hermelin has held several executive positions with and has been a director of USA Jet Airlines Inc., a cargo airline that also operates Active Aero Charter, an air charter broker and logistics provider. Mr. Hermelin has been President and Co-Chief Executive Officer of USA Jet Airlines since January 2001. From 1992 to 1997, Mr. Hermelin provided acquisition analysis, strategic planning and business development services through various consulting arrangements. Mr. Hermelin is Mr. Orley's brother-in-law.

     RONALD A. KLEIN, 43, has been a director and the Chief Executive Officer of Bingham since February 1999. He was named Bingham's President in June 1999. He is a member of Bingham's Nominating Committee. Since 1994, he has been the Managing Director of Equity Growth L.L.C., a private real estate investment company. From 1990 to 1994, Mr. Klein served as Executive Vice President of Alaron Inc., an international distributor of consumer electronics. From 1985 to 1990, Mr. Klein was a member of the Chicago Board Options Exchange. Mr. Klein has also served as the Managing Director of a financial derivatives trading firm and, before 1985, he was in the private practice of law.

     ROBERT H. ORLEY, 46, has been a director of Bingham since October 1997. He is a member of Bingham's Audit Committee and Compensation Committee. Mr. Orley is the Executive Vice President of the Oxford Investment Group, Inc., where since 1985, he has supervised the legal, administrative, taxation and financial reporting aspects of Oxford's business portfolio and acquisition searches. Since 1984, Mr. Orley has also been Vice President and a director of Real Estate Interests, Inc., a real estate development and management company affiliated with Oxford. Mr. Orley is Mr. Hermelin's brother-in-law.

     GARY A. SHIFFMAN, 47, has been the Chairman of the Board of Bingham since August 1996. He is a member of Bingham's Nominating Committee. Mr. Shiffman has been the Secretary of Bingham since 1997. Since 1994, Mr. Shiffman has been the Chief Executive Officer and a director of Sun Communities, Inc., a publicly held REIT with its stock traded on the New York Stock Exchange. Since March 2000, Mr. Shiffman has served as Chairman of the Board of Sun. He has been actively involved in the management, acquisition, financing, construction and development of manufactured housing communities for over 15 years. He has overseen the land acquisition, rezoning, development and marketing of numerous manufactured home expansion projects. In addition, Mr. Shiffman has extensive experience in the debt and capital markets and retains significant interests in a diverse portfolio of real estate assets.

     ARTHUR A. WEISS, 52, has been a director of Bingham since February 1998. He is a member of Bingham's Nominating Committee and Compensation Committee. Since 1976, Mr. Weiss has practiced law with, and is currently a stockholder of, the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which represents Bingham in various matters. Mr. Weiss is also a director of Sun.

     To the best of Bingham's knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to Bingham. To the best of Bingham's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

BOARD OF DIRECTORS AND COMMITTEES

     Our board of directors is divided into three classes, as equal in number as possible. At each annual meeting, the successors to the class of directors whose terms expire at that meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     Messrs. Gordon and Hermelin have terms expiring at the annual meeting and are nominees for the class to hold office for a term expiring at the annual meeting of shareholders to be held in 2004. Messrs. Klein and Weiss have terms expiring at the annual meeting of shareholders to be held in 2002 and Messrs. Shiffman and Orley have terms expiring at the annual meeting of shareholders to be held in 2003.

     As of July 1, 2000, Bingham and Mr. Klein entered into an agreement under which Mr. Klein agreed to tender his resignation as a director in the event his employment with Bingham is terminated for any reason.

     The board of directors met two times during the three months ended December 31, 1999 and 11 times during the year ended December 31, 2000 and took various actions by written consent without a meeting during those periods. All incumbent directors attended at least 75% of the meetings of the board and of each committee on which they served.

     Committees made up of members of the board perform several important functions of the board of directors. Our bylaws authorize the formation of committees and grant the board the authority to prescribe the functions and standards for membership of each committee. In addition, the board appoints the members of each committee. The board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

     The Audit Committee:

     - annually recommends a firm of independent public accountants to the board of directors to act as auditors of Bingham;

     - reviews the scope of the annual audit with the auditors in advance of the audit;

     - generally reviews the results of the audit and the adequacy of our accounting, financial and operating controls;

     - reviews our accounting and reporting principles, policies and practices; and

     - performs such other duties as may be delegated to it by the board.

Currently, the Audit Committee is comprised of Messrs. Orley, Hermelin and Gordon. The Audit Committee held one formal meeting during the three months ended December 31, 1999 and four formal meetings during the fiscal year ended December 31, 2000.

Compensation Committee

     The Compensation Committee:

     - reviews and modifies the compensation (including salaries and bonuses) of our officers as initially set by our President;

     - administers our stock option plan; and

     - performs such other duties as may be delegated to it by the board.

Currently, the Compensation Committee is comprised of Messrs. Hermelin, Weiss and Orley. During the three months ended December 31, 1999 and the fiscal year ended December 31, 2000, the Compensation Committee did not hold any formal meetings but took various actions by written consent without a meeting.

Nominating Committee

     The Nominating Committee:

     - nominates persons for election or appointment to the office of director of Bingham; and

     - performs such other duties as may be delegated to it by the board.

Currently, the Nominating Committee is comprised of Messrs. Shiffman, Weiss and Klein. During the three months ended December 31, 1999 and the fiscal year ended December 31, 2000, the Nominating Committee did not hold any formal meetings but took various actions by written consent without a meeting. The Nominating Committee will consider nominees recommended by shareholders who comply with the procedures described below under "General Information -- Shareholders' Proposals."

DIRECTOR COMPENSATION

     Directors who are not employees of Bingham are entitled to an annual retainer fee of $12,000, payable $3,000 per calendar quarter. Messrs. Gordon, Hermelin and Orley each earned directors' fees of $3,000 and $12,000 for services during the three months ended December 31, 1999 and the fiscal year ended December 31, 2000, respectively. Although Mr. Weiss earned director's fees of the same amounts for services during those periods, he declined such fees. James Raiskin, who resigned as a director in December 2000, earned directors' fees of $3,000 and $9,000 for services during the three months ended December 31, 1999 and the fiscal year ended December 31, 2000, respectively.

MANAGEMENT AND COMPENSATION

Executive Officers

     The following table contains information about executive officers and other key employees of Bingham.

                          NAME                                              OFFICE
                          ----                                              ------
W. Anderson Geater.......................................    Chief Financial Officer and Treasurer
Ronald A. Klein..........................................    President and Chief Executive Officer
J. Peter Scherer.........................................    Chief Operating Officer
Gary A. Shiffman.........................................    Chairman of the Board and Secretary

     See above for background information for Messrs. Shiffman and Klein.

     W. ANDERSON GEATER, 53, has been Bingham's Chief Financial Officer and Treasurer since May 2000. From 1994 through April 2000, Mr. Geater was the Chief Financial Officer and Chief Administrative Officer of UFS Holdings, LLC and Central Park Capital, LLC. UFS Holdings provides a wide range of support services to financial institutions related to mortgage products. Central Park Capital originates commercial real estate mortgage loans. From 1991 to 1993, Mr. Geater was the Chief Operating Officer of First Mortgage Strategies Group, Inc., which provides support services related to mortgage products. From 1990 to 1991, he was the director of financial services for Pannell Kerr Forster, a public accounting firm. From 1975 to 1990, he was Executive Vice President and Chief Financial Officer of Leader Federal Bank for Savings, a national savings bank. Before joining Leader Federal Bank, Mr. Geater was an audit supervisor with the public accounting firm of KPMG Peat Marwick.

     J. PETER SCHERER, 52, has been Bingham's Chief Operating Officer since October 1999. From 1984 through 1998 he served in various capacities at The Taubman Company, a publicly-traded company engaged in the ownership, management, leasing, acquisition, development, and expansion of regional shopping centers. Mr. Scherer was most recently Senior Vice President and chairman of the asset management group at Taubman. From 1976 to 1980 and from 1980 to 1984 Mr. Scherer was an attorney with American Motors Corporation and Volkswagen of America, Inc., respectively.

     To the best of Bingham's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

Executive Compensation

     The following table sets forth all compensation paid to our Chief Executive Officer and our four highest paid other executive officers whose remuneration from Bingham exceeded $100,000 during the last three fiscal years (the "Named Executive Officers"). Effective February 4, 2000, Bingham changed its fiscal year end from September 30 to December 31. The information in the following tables is presented for the fiscal year ended September 30, 1998, the fiscal year ended September 30, 1999, the three months ended December 31, 1999 (the "Stub Period"), and the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                     --------------------------
                                            ANNUAL COMPENSATION      RESTRICTED        SHARES
                                FISCAL      -------------------        STOCK         UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR        SALARY     BONUS          AWARDS        OPTIONS(#)   COMPENSATION
---------------------------   -----------   --------   --------      ----------      ----------   ------------
Ronald A. Klein..........       9/30/1998         --         --             --             --            --
  President and Chief           9/30/1999   $105,000   $ 50,000       $145,000(1)       5,000            --
  Executive Officer           Stub Period     37,500     50,000             --         30,000            --
                               12/31/2000    250,000    150,000             --             --            --
Daniel E. Bober(2).......       9/30/1998     87,500         --             --             --       $14,583(4)
  Vice President                9/30/1999    155,625    150,000(3)          --             --        25,000(4)
                              Stub Period     65,846         --             --             --        25,000(4)
                               12/31/2000    165,375    105,882             --             --        25,000(4)
Creighton J. Weber(5)....       9/30/1998     87,500         --             --             --        14,583(7)
  Vice President                9/30/1999    155,625    150,000(6)          --             --        25,000(7)
                              Stub Period     65,846         --             --             --        25,000(7)
                               12/31/2000    165,375    105,882             --             --        25,000(7)
W. Anderson Geater, Jr....      9/30/1998         --         --             --             --            --
  Chief Financial Officer       9/30/1999         --         --             --             --            --
                              Stub Period         --         --             --             --            --
                               12/31/2000    106,250     50,000             --         10,000            --
J. Peter Scherer.........       9/30/1998         --         --             --             --            --
  Chief Operating               9/30/1999         --         --             --             --            --
  Officer                     Stub Period     31,250      1,442        100,000(8)       2,500            --
                               12/31/2000    131,250     55,000             --         10,000            --

-------------------------
(1) On April 14, 1999, Bingham granted Mr. Klein 10,000 shares of restricted stock of which 5% vest on April 14 of each of 2000 and 2001 and 25% vest on April 14 of each of 2002 and 2003 and the balance vests on April 14, 2004. As of December 31, 2000, the value of these restricted shares (as determined in accordance with the rules promulgated by the SEC) was $22,500. If dividends on Bingham's common stock are paid, Mr. Klein has the right to receive any dividends paid on these restricted shares.

(2) Mr. Bober resigned as a director and executive officer of Bingham as of June 13, 2001.

(3) Mr. Bober earned this bonus for services rendered to Bingham for the period from March of 1998 through March of 1999. This bonus was paid in 17 equal monthly installments beginning September 1, 1999.

(4) Represents contribution to an annuity plan of Mr. Bober's choice.

(5) Mr. Weber resigned as a director and executive officer of Bingham as of June 13, 2001.

(6) Mr. Weber earned this bonus for services rendered to Bingham for the period from March of 1998 through March of 1999. This bonus was paid in 17 equal monthly installments beginning September 1, 1999.

(7) Represents contribution to an annuity plan of Mr. Weber's choice.

(8) On October 1, 1999, Bingham granted Mr. Scherer 9,709 shares of restricted stock of which 5% vest on October 1 of each of 2000 and 2001 and 25% vest on October 1 of each of 2002 and 2003 and the balance vests on October 1, 2004. As of December 31, 2000, the value of these restricted shares (as determined in accordance with the rules promulgated by the SEC) was $21,845. If dividends on Bingham's common stock are paid, Mr. Scherer has the right to receive any dividends paid on these restricted shares

STOCK OPTIONS

     The following table sets forth summary information concerning individual grants of stock options made to each of the Named Executive Officers during the Stub Period and the fiscal year ended December 31, 2000:

           OPTION GRANTS IN THREE MONTHS ENDED DECEMBER 31, 1999 AND
                      FISCAL YEAR ENDED DECEMBER 31, 2000

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                             NUMBER OF      % OF TOTAL                                ANNUAL RATES OF STOCK
                               SHARES        OPTIONS                                  PRICE APPRECIATION FOR
                             UNDERLYING     GRANTED TO     EXERCISE                       OPTION TERM(2)
                              OPTIONS       EMPLOYEES        PRICE      EXPIRATION    ----------------------
           NAME               GRANTED      IN PERIOD(1)    PER SHARE       DATE          5%           10%
           ----              ----------    ------------    ---------    ----------    ---------    ---------
Ronald A. Klein............    30,000(3)       34.9%        $ 7.25       12/20/09     $136,784     $346,638
Daniel E. Bober(4).........        --            --             --             --           --           --
Creighton J. Weber(5)......        --            --             --             --           --           --
W. Anderson Geater, Jr. ...    10,000(6)       11.7           7.00         5/8/10       44,022      111,562
J. Peter Scherer...........     2,500(7)        2.9          10.00        10/1/09       15,722       39,843
                               10,000(8)       11.7           7.00         5/8/10       44,022      111,562

-------------------------
(1) Based on a total of 85,750 option shares granted to our employees under our Second Amended and Restated 1997 Stock Option Plan during the Stub Period and the fiscal year ended December 31, 2000.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of common stock. The 5% and 10% assumed rates of appreciation are mandated by rules of the SEC and do not represent our estimate or projection of the future price of our common stock. There can be no assurance that any of the values reflected in this table will be achieved. The actual gains, if any, will depend on the future performance of the common stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

(3) This grant was made December 20, 1999.

(4) Mr. Bober resigned as a director and executive officer of Bingham as of June 13, 2001.

(5) Mr. Weber resigned as a director and executive officer of Bingham as of June 13, 2001.

(6) This grant was made May 8, 2000.

(7) This grant was made October 1, 1999.

(8) This grant was made May 8, 2000.

     The following table sets forth the number of shares of common stock acquired upon the exercise of stock options by each Named Executive Officer during three months ended December 31, 1999 and the fiscal year ended December 31, 2000 and the number and value of securities underlying unexercised options held by each Named Executive Officer as of December 31, 2000:

      AGGREGATED OPTION EXERCISES IN THREE MONTHS ENDED DECEMBER 31, 1999
       AND FISCAL YEAR ENDED DECEMBER 31, 2000 AND YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING                 VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                     DECEMBER 31, 2000(1)            DECEMBER 31, 2000(2)
                              SHARES ACQUIRED    ----------------------------    ----------------------------
            NAME                ON EXERCISE      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----              ---------------    -----------    -------------    -----------    -------------
Ronald A. Klein.............        --             11,666          23,334            N/A             N/A
Daniel E. Bober(3)..........        --                 --              --            N/A             N/A
Creighton J. Weber(4).......        --                 --              --            N/A             N/A
W. Anderson Geater, Jr. ....        --                 --          10,000            N/A             N/A
J. Peter Scherer............        --                833          11,667            N/A             N/A

-------------------------
(1) All options granted under our Second Amended and Restated 1997 Option Plan must be exercised within ten years of the date of grant.

(2) None of the options included in this table were in the money as of December 31, 2000.

(3) Mr. Bober resigned as a director and executive officer of Bingham as of June 13, 2001.

(4) Mr. Weber resigned as a director and executive officer of Bingham as of June 13, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From June 11, 1999 to March 19, 2000, the members of the Compensation Committee of our board of directors were Messrs. Hermelin, Weiss and Raiskin. Mr. Raiskin resigned from the board of directors on December 13, 2000. From March 19, 2000 to December 13, 2000, the members were Messrs. Hermelin, Weiss, Raiskin and Orley. Since December 13, 2000, the members have been Messrs. Hermelin, Weiss and Orley. Mr. Weiss' law firm provided services to Bingham in fiscal year ended December 31, 2000. Please see "Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENTS

  Ronald A. Klein

     We have entered into an employment agreement with Ronald A. Klein under which Mr. Klein serves as Bingham's Chief Executive Officer and President. Mr. Klein's employment agreement is for an initial term of three years ending December 31, 2002. The term is automatically renewed for successive one year periods unless either party terminates the agreement. Mr. Klein's annual base salary in the first, second and third year of the agreement is $250,000, $275,000 and $300,000, respectively. After the third year, the base salary will be increased by 5% or more per year as determined by our board. Mr. Klein will be paid an annual bonus under the terms of an executive bonus plan to be agreed upon by us and Mr. Klein. The agreement provides for a cash payment of up to 2.99 times Mr. Klein's base salary if there is a change in control of Bingham. Mr. Klein's employment agreement precludes him for the term of the agreement plus 18 months, from diverting business from Bingham or its subsidiaries or inducing anyone to leave the employment of Bingham or its subsidiaries. As of July 1, 2000, Bingham and Mr. Klein entered into an agreement pursuant to which Mr. Klein agreed to tender his resignation as a director in the event his employment is terminated for any reason.

AUDIT COMMITTEE REPORT

     Our board of directors maintains an Audit Committee comprised of three of our outside directors. The board of directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rules of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirement that audit committee members all be "independent directors."

     In accordance with its written charter adopted by the board of directors (set forth in Appendix A to this proxy statement), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     - reviewed and discussed the audited financial statements with management;

     - discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

     - reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC.

     The Audit Committee presents the following summary of all fees billed by Plante & Moran, LLP, Bingham's auditors, during the Stub Period and the fiscal year ended December 31, 2000:

                                                       THREE MONTHS ENDED   FISCAL YEAR ENDED
                                                       DECEMBER 31, 1999    DECEMBER 31, 2000
                                                       ------------------   -----------------
Audit Fees...........................................       $20,000             $141,905
Financial Information Systems
  Design and Implementation Fees.....................             0                    0
All Other Fees.......................................             0              496,302
                                                            -------             --------
     Total...........................................       $20,000             $638,207

     The Audit Committee has considered and determined that the level of Plante & Moran fees for provision of services other than the audit and the quarterly review services is compatible with maintaining the auditor's independence. The Audit Committee has also approved the selection of Plante & Moran as Bingham's independent auditor for the year ended December 31, 2001.

                            Respectfully submitted,

                                 Mark A. Gordon
                               Brian M. Hermelin
                                Robert H. Orley

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Policy of Executive Officer Compensation

     The Compensation Committee of the board of directors, which is comprised of non-employee directors, Messrs. Hermelin, Orley and Weiss, administers the executive compensation program. The program supports our commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to us, and to accomplish our short and long term objectives. The Compensation Committee attempts to structure a compensation program for us that will reward our top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. During the three months ended December 31, 1999 and the fiscal year ended December 31, 2000, the Compensation Committee did not hold any formal meetings but took various actions by written consent without a meeting.

     In reviewing the compensation to be paid to our executive officers during the three months ended December 31, 1999 and the fiscal year ended December 31, 2000, the Compensation Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing Bingham's value for our shareholders, and for achieving internal goals established by the board of directors.

     The key components of executive officer compensation are salary, bonuses and stock option awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other Bingham officers, and compensation provided at competitive companies and companies of similar size. Bonuses and stock option awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include performance of Bingham's operations, strength of the balance sheet and creation of shareholder value. Stock option awards are also intended to increase an officer's interest in our long-term success as measured by the market and book value of its common stock. Stock awards may be granted to our and our subsidiaries' officers, employees, directors and consultants under our stock option plan. Stock awards may be stock options, stock appreciation rights, restricted share rights or any variation thereof. Four executive officers and directors and 22 other employees and consultants received stock options or restricted stock awards under the 1997 option plan for services rendered during the three months ended December 31, 1999 and the fiscal year ended December 31, 2000.

  CEO Compensation

     Ronald A. Klein served as Chief Executive Officer during the three months ended December 31, 1999 and the year ended December 31, 2000. Mr. Klein was paid a salary of $37,500 and an incentive-based bonus of $50,000 during the three months ended December 31, 1999 Mr. Klein was paid a salary of $250,000 and an incentive-based bonus of $150,000 during the year ended December 31, 2000. Mr. Klein received stock options to purchase 30,000 shares of common stock on

December 20, 1999. The Compensation Committee believes that Mr. Klein's total compensation for the three months ended December 31, 1999 and the year ended December 31, 2000 was appropriate for his position, particularly in view of his performance. Bingham and Mr. Klein entered into an employment agreement as of January 1, 2000. See "-- Employment Agreements."

                            Respectfully submitted,

                               Brian M. Hermelin
                                Robert H. Orley
                                Arthur A. Weiss

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The line graph below compares the yearly percentage change in the cumulative total shareholder return on Bingham's common stock against the cumulative total return of a broad market index composed of all issuers listed on the Nasdaq SmallCap Market, the SNL Mortgage Company Index (an industry index composed of 60 publicly-traded residential mortgage companies) and the SNL Commercial Lenders Index (and industry index composed of 34 publicly-traded commercial mortgage companies), for the period starting on November 13, 1997 (the date of Bingham's initial public offering) and ending on December 31, 2000. This line graph assumes a $100 investment on November 13, 1997, a reinvestment of dividends and actual increase of the market value of Bingham's common stock relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to predict future performance of Bingham's common stock.

                            TOTAL RETURN PERFORMANCE

                              [PERFORMANCE GRAPH]

                                                                    PERIOD ENDING
                                     ---------------------------------------------------------------------------
               INDEX                  11/13/97     09/30/98     03/31/99     12/31/99     03/31/00     12/31/00
               -----                  --------     --------     --------     --------     --------     --------
Bingham Financial Services Corp.       100.00       135.90       157.69        92.31        74.36        23.08
NASDAQ -- Total US*                    100.00       109.75       159.94       265.03       297.45       159.47
SNL Commercial Lenders Index           100.00        87.27        87.66       101.65        95.10        44.89
SNL ALL Mortgage Bank Index            100.00        67.15        62.52        40.48        37.36        58.35

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Based upon information available to us, the following table shows, as of November 1, 2001, the shareholdings of:

     - each person known to us to be the beneficial owner of more than 5% of our common stock;

     - each of our directors;

     - the Named Executive Officers; and

     - all of our executive officers and directors as a group.

             NAME AND ADDRESS OF                 AMOUNT AND NATURE OF          PERCENT OF
               BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP     OUTSTANDING SHARES(1)
             -------------------                 --------------------     ---------------------
Gary A. Shiffman..............................          90,332(2)                  3.54%
31700 Middlebelt Road, Suite 145
Farmington Hills, MI 48334
Ronald A. Klein...............................          41,633(3)                  1.62
260 E. Brown Street, Suite 200
Birmingham, MI 48009
Robert H. Orley...............................          92,500(4)                  3.63
2000 North Woodward, Suite 130
Bloomfield Hills, MI 48304
Brian M. Hermelin.............................         137,000(5)                  5.37
2064 D Street
Belleville, MI 48111
Arthur A. Weiss...............................         146,920(6)                  5.77
One Woodward Avenue, Suite 2400
Detroit, MI 48226
Mark A. Gordon................................             500(7)                     *
3155 W. Big Beaver Road
Troy, Michigan 48084
W. Anderson Geater, Jr. ......................           3,333(8)                     *
260 E. Brown Street, Suite 200
Birmingham, MI 48009
J. Peter Scherer..............................          14,708(9)                     *
260 E. Brown Street, Suite 200
Birmingham, MI 48009
Daniel E. Bober...............................         113,784(10)                 4.47
260 E. Brown Street, Suite 200
Birmingham, MI 48009
Creighton J. Weber............................         113,584(11)                 4.47
260 E. Brown Street, Suite 200
Birmingham, MI 48009

             NAME AND ADDRESS OF                 AMOUNT AND NATURE OF          PERCENT OF
               BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP     OUTSTANDING SHARES(1)
             -------------------                 --------------------     ---------------------
Lois T. Shiffman..............................         242,714(12)                 9.54
5315 Isle Royale Ct
West Bloomfield, MI 48323
All current executive officers and directors
  as a group (8 persons)(13)..................         527,626                    20.28

-------------------------
 *   Less than 1% of the outstanding shares.

(1) In accordance with SEC regulations, the percentage calculations are based on 2,542,988 shares of common stock issued and outstanding as of November 1, 2001, plus shares of common stock which may be acquired pursuant to options exercisable within 60 days of November 1, 2001 by each individual or group listed.

(2) Includes 11,666 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 1, 2001.

(3) Includes 23,333 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 1, 2001 and 300 shares of common stock held by a trust for the benefit of Mr. Klein's wife.

(4) Includes 5,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 1, 2001. Includes 60,000 shares held by the Four O Group, L.L.C., a Michigan limited liability company, which are attributable to Mr. Orley because he is the manager of the limited liability company. Includes 7,500 shares held by Mr. Orley's wife that are attributable to him.

(5) Includes 5,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 1, 2001. Includes 70,000 shares of common stock held by Kamar J. Fabri, a Michigan limited partnership, and 18,000 shares of common stock held by Lamm Investments, a Michigan limited partnership, which are attributable to Mr. Hermelin because he is the President of Gamm, Inc. a Michigan corporation and the general partner of the partnerships.

(6) Includes 49,420 shares of common stock held by the Lois T. Shiffman Qualified Annuity Trust u/t/a dated March 20, 2000, of which Mr. Weiss is the sole trustee; 22,500 shares of common stock held by the 1997 Shiffman Charitable Remainder Trust, of which Mr. Weiss is the co-trustee; and 67,000 shares of common stock owned by the Estate of Milton M. Shiffman, of which Mr. Weiss is the co-personal representative. Mr. Weiss disclaims beneficial ownership of all such shares. Includes 5,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 1, 2001.

(7) Includes 500 shares of common stock that may be acquired pursuant to options exercisable within 60 days at November 1, 2001.

(8) Includes 3,333 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 1, 2001.

(9) Includes 4,999 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 1, 2001.

(10) Includes 200 shares of common stock held by two trusts for the benefit of Mr. Bober's children, as to which beneficial ownership is disclaimed. We have agreed to file a registration statement to register 350,065 shares of our common stock held by the former owners of Bloomfield Acceptance Company, L.L.C., and Bloomfield Servicing Company, L.L.C., our former commercial real estate mortgage lending and servicing subsidiaries. We sold substantially all of the assets of these subsidiaries in June 2001. Persons whose shares will be registered include Mr. Bober and Mr. Weber, each of whom resigned as a director and executive officer of Bingham when the assets were sold, and various former employees of the subsidiaries.

(11) We have agreed to file a registration statement to register 350,065 shares of our common stock held by the former owners of Bloomfield Acceptance Company, L.L.C., and Bloomfield Servicing Company, L.L.C., our former commercial real estate mortgage lending and servicing subsidiaries. We sold substantially all of the assets of these subsidiaries in June 2001. Persons whose shares will be registered include Mr. Bober and Mr. Weber, each of whom resigned as a director and executive officer of Bingham when the assets were sold, and various former employees of the subsidiaries.

(12) Includes 22,500 shares of common stock held by the 1997 Shiffman Charitable Remainder Trust, of which Mrs. Shiffman is the co-trustee, and 67,000 shares of common stock held by the Estate of Milton M. Shiffman, of which Mrs. Shiffman is a co-personal representative.

(13) Includes 45,498 shares of common stock that may be acquired pursuant to options exercisable within 60 days of November 1, 2001. Includes 138,920 shares of common stock owned by executive officers and directors with respect to which beneficial ownership is disclaimed. Does not include holdings of Mr. Bober or Mr. Weber, each of whom resigned as a director and executive officer of Bingham as of June 13, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and Nasdaq. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, we believe that during the year ended December 31, 2000, our directors, executive officers and beneficial owners of more than 10% of our common stock timely filed all required reports.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Professional Fees

     During the fiscal year ended December 31, 2000, the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, acted as our general counsel and represented us in various matters. Arthur A. Weiss, one of our directors, is a shareholder of Jaffe, Raitt, Heuer & Weiss.

Relationship with Sun Communities Operating Limited Partnership

     Gary A. Shiffman is a director and executive officer of Sun Communities, Inc. Mr. Weiss is also a director of Sun. Through its operating subsidiary, Sun Communities Operating Limited Partnership, Sun currently provides financing to the Company through three separate facilities: a $4.0 million subordinated term loan, bearing interest at the rate of 9.75% per annum (the "Term Loan"); a $10.0 million subordinated demand line of credit, bearing interest at a rate of LIBOR plus a spread (the "$10 Million Line"); and a $50.0 million subordinated demand line of credit, bearing interest at a rate of LIBOR plus a spread (the "$50 Million Line" and, together with the Term Loan and $10 Million Line, the "Subordinated Debt Facilities"). The Term Loan matures on September 30,

2004. The Term Loan may be paid in full or in part without premium or penalty subject to approval of Bingham's non-employee directors.

     The entire unpaid principal balance of each of the $10 Million Line and the $50 Million Line, together with all accrued and unpaid interest, will be due and payable in full within ten days after the date of demand. The Sun operating partnership in its sole discretion may refuse to make advances under the $50 Million Line. As of December 31, 2000 there was $4.0 million outstanding under the Term Loan, no borrowings under the $10 Million Line, and $35.8 million outstanding under the $50 Million Line.

     Bingham has granted the Sun operating partnership a subordinated security interest in substantially all of its assets to secure its obligations under the Subordinated Debt Facilities.

     In connection with the Term Loan, in 1997 we issued warrants to Sun to purchase up to 400,000 shares of common stock at our initial public offering price of $10 per share. In exchange for offering us as a preferred financing source to potential home buyers in Sun's communities we granted Sun options to purchase 330,000 shares of our common stock. These options vest in eight equal annual amounts beginning in January 2001. In April 1999, we began to pay Sun a 1% origination fee for loans originated in Sun's communities, similar to our arrangements with our other dealers. For the year ended December 31, 2000, we paid Sun approximately $44,000 under this arrangement.

Sale of MHFC, Inc.

     As part of our plan to conduct all of our manufactured home loan origination operations through Dynex Financial, Inc., in March 2000 Dynex Financial purchased $66.9 million of loans from MHFC, Inc., a subsidiary of Bingham specializing in manufactured home lending, and we sold MHFC to Gwenuc, LLC, a limited liability company owned by Gary A. Shiffman, Chairman of Bingham. Gwenuc paid us $400,000 in cash and assumed $2.7 million of seller financed debt to us.

Proposed Recapitalization

     We intend to effect a recapitalization of our operating subsidiaries by the end of the first quarter in 2002. Under the recapitalization plan, certain parties will invest $40 million into the recapitalized operating subsidiaries. The parties include: (a) Shiffman Family LLC, of which Mr. Shiffman is a one-third owner and Mr. Weiss is the manager; and (b) SUI TRS, Inc., of which
(i) Sun Communities Operating Limited Partnership owns all of the preferred non-voting stock (which represents 95% of the total equity of the investing corporation) and (ii) Mr. Shiffman and the Estate of Milton M. Shiffman (of which Mr. Shiffman is a beneficiary and Mr. Weiss is a co-personal representative) own all of the voting common stock (which represents 95% of the total equity of the investing corporation). Shiffman Family LLC and SUI TRS, Inc. will receive ownership interests of 8.42% and 31.58%, respectively, in the recapitalized subsidiaries. Together with the other participant in the transaction, these entities will receive an aggregate 80% interest in the recapitalized subsidiaries. Bingham will retain an initial 20% ownership interest in the recapitalized subsidiaries, subject to future dilution.

     While the investors have signed an investment agreement, the consummation of the recapitalization is subject to the receipt of shareholder and regulatory approvals and other customary conditions. Substantially all of the proceeds of the recapitalization will be used to pay off the Subordinated Debt Facilities, which we expect will be terminated. Although it has not made formal demand for payment, Sun Communities Operating Limited Partnership has expressed its strong desire that we repay the Subordinated Debt Facilities in their entirety in the near term.

                      RATIFICATION OF INDEPENDENT AUDITOR
                                 (PROPOSAL TWO)

     The firm of Plante & Moran, LLP served as Bingham's independent auditor for the fiscal year ended December 31, 2000. The board of directors has selected Plante & Moran to continue in this capacity for the fiscal year ending December 31, 2001. Although the selection of Plante & Moran is not required to be submitted to a vote of the shareholders, the board of directors believes it appropriate as a matter of policy to request that the shareholders ratify the selection of the independent auditor. Accordingly, Bingham is asking the stockholders to ratify the selection of Plante & Moran as independent auditor.

     Representatives of Plante & Moran are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The affirmative vote of the holders of a majority of shares of common stock issued and outstanding is required to ratify the appointment of Plante & Moran as independent auditor.

     If the appointment of Plante & Moran as independent auditor for fiscal 2001 is not ratified by the shareholders, the board of directors will consider other auditors for our next fiscal year. However, because of the difficulty in making any substitution of auditor for the current year, the appointment of Plante & Moran for fiscal 2001 will stand, unless the board of directors finds other reason for making a change.

     BINGHAM'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PLANTE & MORAN AS BINGHAM'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. Proxies solicited by the board will be voted "for" the nominees unless instructions to withhold or to the contrary are given.

Change in independent accountants

     On September 30, 1999, we dismissed PricewaterhouseCoopers LLP as our independent accountants. The reports of PricewaterhouseCoopers on our financial statements for the years ended September 30, 1997 and 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision not to continue the relationship with PricewaterhouseCoopers was recommended by our Audit Committee and approved by our board of directors. There were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference thereto in its report on the financial statements.

     We engaged Plante & Moran as our independent accountants as of September 30, 1999. This decision was made pursuant to a recommendation of the Audit Committee and was approved by the board of directors on September 30, 1999. The decision to engage Plante & Moran was based on Plante & Moran's experience in providing accounting and auditing services to specialized financial institutions.

                              GENERAL INFORMATION

SHAREHOLDERS' PROPOSALS

     Any and all shareholder proposals for inclusion in the proxy materials for Bingham's next annual meeting of shareholders to be held in 2002 must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934 Proposals should be addressed to Bingham's Secretary. Proposals must be received by Bingham, at its offices at 260 East Brown Street, Suite 200, Birmingham, Michigan 48009, not later than August 1, 2002. However, if the date of Bingham's 2002 annual meeting is more than 30 days before the date of this year's annual meeting, the deadline will be a reasonable time before Bingham begins to print and mail next year's proxy materials. In that case, Bingham will announce the new deadline in a quarterly report on Form 10-Q to be filed with the SEC or by press release.

     Bingham's bylaws also contain certain provisions that affect shareholder proposals. Bingham's bylaws provide that: (a) with respect to an annual meeting of shareholders, nominations of persons for election to the board of directors and the proposal of business to be considered by shareholders may be made only
(i) pursuant to Bingham's notice of the meeting, (ii) by the board of directors, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and (b) with respect to special meetings of shareholders, only the business specified in Bingham's notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the board of directors may be made only (i) by the board of directors, or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

OTHER MATTERS

     Shareholders are being furnished with copies of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2000, which contains financial statements for the period then ended.

     Management knows of no matters which will be presented for consideration at the annual meeting other than those stated in the notice of meeting. However, if any other matters do properly come before the annual meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting, including any decisions to adjourn the meeting.

     WE REQUEST THAT SHAREHOLDERS COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                      By Order of the Board of Directors

                                      GARY A. SHIFFMAN
                                      Chairman of the Board and Secretary

Dated: December 7, 2001

                                   APPENDIX A

                     BINGHAM FINANCIAL SERVICES CORPORATION
                          CHARTER FOR AUDIT COMMITTEE

Purpose & Composition

     The charter details the composition, roles and responsibilities of the audit committee. The board of directors shall appoint at least three directors who are independent of the Company's management and have no relationships that could interfere with their independence and execution of the committee's responsibilities to the committee. At least one member must have expertise in accounting or other aspects of financial management, and all members are expected to be financially literate or to gain such literacy after appointment. The committee shall review this charter annually and receive approval for its continued use (and any recommended amendments) from the board of directors.

The Role of the Committee

     The audit committee assists the board of directors in their oversight of the Company to protect the interests of current and potential shareholders, the investment industry, and others affected by the Company's operations in the areas of adequacy and accuracy of financial statements, ethics and legal compliance. In this role, the committee shall have complete access to all records, employees and facilities of Company, along with the ability to retain outside counsel or other experts to assist it in the completion of its responsibilities, and the freedom to investigate any situation brought to its attention. The committee is expected to maintain clear communication with Company management, internal audit personnel and independent auditors.

Delineation of Responsibilities

     The audit committee is principally responsible for overseeing the Company's financial reporting and reporting details of such activities to the board, primarily in the form of auditing the financial statements which management prepares on the Company's behalf. The committee shall take a flexible approach to the execution of its role to best reflect current circumstances and changing business conditions, and is expected to establish on the board's behalf the overall attitude of the Company as it pertains to financial reporting, risk management and ethical conduct.

Ongoing Processes

     In performing these responsibilities, the audit committee shall follow a number of prescribed guidelines, and may augment these when appropriate:

     - Independent auditors are accountable to the committee and the board in their roles as appointed representatives of the Company's shareholders. As such, the committee is expected to evaluate, and if necessary, recommend replacement of the independent auditors to the board and shareholders. The committee shall review the nature of this independence, and any written disclosures prepared by the auditors, with the auditors.

     - The committee shall discuss the plans and scope of audits, including staffing and compensation, with both internal auditors and independent auditors. The committee shall conduct separate meetings with both the internal auditors and independent auditors, both with and without members of the management team present. Finally, the committee will discuss the effectiveness and adequacy of financial controls, accounting procedures, risk management, and legal and ethical compliance issues with management, internal auditors and independent auditors.

     - Before the filing of the Company's quarterly Form 10-Q report, the committee, management and the independent auditors shall review the interim financial statements. The independent auditors shall discuss the results with the committee (or its chairperson), along with any other matters required under generally accepted auditing standards.

     - Before the filing of the Company's annual Form 10-K report, the committee, management and the independent auditors shall review the interim financial statements. This review should look beyond adequacy to the quality of the underlying accounting principles, the clarity of any financial statement disclosures and whether accounting judgments are reasonable. The independent auditors shall discuss the results with the committee, along with any other matters required under generally accepted auditing standards.

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                     BINGHAM FINANCIAL SERVICES CORPORATION
                       SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 19, 2001

The undersigned hereby appoints Ronald A. Klein and Gary A. Shiffman, or either of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Bingham Financial Services Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at Birmingham Community House, 380 East Bates Street, Birmingham, MI 48009, on Wednesday, December 19, 2001, and at any adjournments thereof.

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated December 7, 2001.

The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting. This Proxy may be revoked at any time before it is voted.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
--------------------------------------------------------------------------------
    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
       NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA. -------------------------------------------------HAS YOUR ADDRESS CHANGED?
DO YOU HAVE ANY COMMENTS?
---------------------------------          -------------------------------------
---------------------------------          -------------------------------------
---------------------------------          -------------------------------------
--------------------------------------------------------------------------------

   22

                     BINGHAM FINANCIAL SERVICES CORPORATION

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, December 19, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Bingham Financial Services Corporation



               - Please Detach and Mail in the Envelope Provided -

--------------------------------------------------------------------------------
A    [X] PLEASE MARK YOUR   __                                           |
         VOTES AS IN THIS  |                                             |___
         EXAMPLE.

                                              WITHHOLD
                     FOR                     AUTHORITY
                  all nominees         to vote for all nominees
                 listed at right            listed at right

1. Election
   of                [ ]                      [ ]   NOMINEES:  Mark A. Gordon
   Directors.                                                  Brian M. Hermelin

   NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED
   "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL
   NOMINEES" BOX AND STRIKE A LINE THROUGH THAT
   NOMINEE'S NAME. YOUR SHARES WILL BE VOTED "FOR"
   THE REMAINING NOMINEES.




                                                      FOR     AGAINST   ABSTAIN
2. The ratification of the appointment of Plante &    [ ]       [ ]       [ ]
   Moran, LLP as independent auditors for the fiscal year ending December 31, 2001.


3. The above-appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.


Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]





                                                            Date
-------------------------    ----------------------------        ---------------
  SHAREHOLDER SIGN HERE          Co-owner sign here

NOTE: Please be sure to sign and date this Proxy.